Exhibit 10.3

SECURED PROMISSORY NOTE

$[_________]Houston, Texas [__], 2025

For value received, the undersigned, DAWSON OPERATING LLC, a Texas limited liability company, and Dawson Geophysical Company, a Texas corporation, each located at 508 West Wall, Suite 800, Midland, TX 79701 (together, the “Maker”), jointly and severally promise to pay to the order of GTC, Inc., a Texas corporation (together with its successors and assigns and subsequent holders of this Note, “Payee”), the principal sum of [_______________] and 00/100 DOLLARS ($[_________]), together with interest thereon at the Note Rate, and otherwise in strict accordance with the terms and provisions hereof.

ARTICLE I – PAYMENT TERMS

1.1Payment of Principal and Interest.  Maker agrees to make equal consecutive monthly payments of principal and accrued interest on this Secured Promissory Note (the “Note”) to Payee of $[_________] beginning on [_______], 2025 and continuing on the first day (such date, the “Payment Date”) of each and every calendar month thereafter until [______], 2028 (the “Maturity Date”); provided, however, that if on any Payment Date the accrued but unpaid interest hereon exceeds the installment amount set forth above, then on such Payment Date there shall be due and payable an additional payment in an amount equal to such excess accrued but unpaid interest.  The outstanding principal balance hereof and any and all accrued but unpaid interest hereon shall be finally due and payable in full on the Maturity Date or upon the earlier maturity hereof, whether by acceleration or otherwise.  No principal amount repaid may be re-borrowed.

1.2Note Rate; Default Interest Rate.  The outstanding unpaid principal balance of this Note shall bear interest at the rate of 8.75% per annum (the “Note Rate”).  Payments due to the Payee under the terms of this Note are reflected on the attached amortization schedule.  For so long as any Event of Default (as hereinafter defined) exists under this Note or under any of the other Loan Documents (as hereinafter defined), regardless of whether or not there has been an acceleration of the indebtedness evidenced by this Note, and at all times after the maturity of the indebtedness evidenced by this Note (whether by acceleration or otherwise), and in addition to all other rights and remedies of Payee hereunder, interest shall accrue on the outstanding principal balance hereof at a per annum rate equal to the lesser of (a) 18% (or 1.5% per month) and (b) the Maximum Rate (as hereinafter defined), and such accrued interest shall be immediately due and payable (the “Default Rate”) upon demand by Payee.  Maker acknowledges that it would be extremely difficult or impracticable to determine Payee’s actual damages resulting from any late payment or Event of Default, and such accrued interest is a reasonable estimate of those damages and do not constitute a penalty.

1.3Application.  Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Maker shall be obligated or Payee shall be entitled pursuant to the provisions of this Note; the Purchase Money Security Agreement, dated as of the date hereof between Maker and Payee (the “Security Agreement”); the Deed of Trust, dated as of the date hereof, from Maker, as grantor, to R.G. Converse, as trustee, and to Payee, as beneficiary, covering three tracts of land in Midland County, Texas (the “Deed of Trust”); or any other agreement, document and instrument now or hereafter governing, securing or guaranteeing any portion of the indebtedness evidenced by this Note or executed by Maker or any guarantor or other person or entity in connection with the indebtedness evidenced by this Note or in connection with the payment of the indebtedness evidenced hereby or the performance and discharge of the obligations related hereto or thereto, together with any and all renewals, modifications, amendments, restatements, extensions and supplements hereof or thereof (collectively, the “Loan Documents”), (b) the payment of accrued but unpaid interest hereon, and (c) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity.  If an Event of Default exists under this Note or under any of the other Loan Documents, then Payee may, at the sole option of Payee, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified in this Section 1.3 and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity.

1.4Payments.  All payments under this Note made to Payee shall be made in immediately available funds at the principal office of Payee located at 7007 Pinemont Drive, Houston, Texas, 77040 (or at such other place as Payee, in Payee’s sole discretion, may have established by delivery of written notice thereof to Maker from time to time), without offset, in lawful money of the United States of America.  Payments by check or draft shall not constitute payment in immediately available funds until the required amount is actually received by Payee in full.  Payments in immediately available funds received by Payee in the place designated for payment on a Business Day (as hereinafter defined) prior to 5:00 p.m. Houston, Texas time at said place of payment shall be credited prior to the close of business on the Business Day received; payments received by Payee on a day other than a Business Day or after 5:00 p.m. Houston, Texas time on a Business Day shall not be credited until the next succeeding Business Day.  If any payment of principal or interest on this Note shall become due and payable on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.  Any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment.  “Business Day” shall mean a day other than a Saturday, Sunday or a day on which commercial banks in the State of Texas are authorized to be closed, or are in fact closed.

1.5Computation Period.  Subject to the limitation contained in Section 3.3, interest on the indebtedness evidenced by this Note shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve 30-day months and shall accrue based on the actual number of days elapsed for any whole or partial month in which interest is being calculated.  In computing the number of days during which interest accrues, the day on which assets are delivered shall be included regardless of the time of day such delivery is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided in Section 1.4 hereof.

1.6Prepayment.  The Maker shall have the right and privilege at any time of prepaying all or any portion of this Note without premium or penalty; provided, however, that such prepayment shall also include any and all accrued but unpaid interest on this Note, plus any other sums due to Payee under the other Loan Documents which have not been fully paid.

1.7Unconditional Payment.  Maker is and shall be obligated to pay all principal, accrued interest and any and all other amounts which become payable under this Note or under any of the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction whatsoever and without any reduction for counterclaim or setoff whatsoever.  If at any time any payment received by Payee hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any Debtor Relief Law (as hereinafter defined), then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.  “Debtor Relief Law” means the United States Bankruptcy Code, as now or hereafter in effect, or any other present or future applicable law relating to insolvency, bankruptcy, liquidation, conservatorship, reorganization, extension or adjustment of debts, or similar laws affecting the rights of creditors.

1.8Partial or Incomplete Payments.  Remittances in payment of any part of this Note shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. Acceptance by Payee of any payment in an amount less than the full amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default in the payment of this Note.

ARTICLE II – EVENT OF DEFAULT AND REMEDIES

2.1 Event of Default.  The occurrence or happening, at any time and from time to time, of any one or more of the following shall immediately constitute an “Event of Default” under this Note:

(a)  Maker shall fail, refuse or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or accrued interest or any other portion of the indebtedness evidenced by this Note within two (2) days after the same shall become due and payable, whether at the stipulated due date thereof, at a date fixed for payment, or at maturity, by acceleration or otherwise; or

(b)  The occurrence of any default, breach or event of default under any of the Loan Documents, which default, breach or event of default is not cured within the time period specified in the applicable Loan Document, and if no cure period is specified, within five (5) days after written notice thereof from Payee to Maker; or

(c) Any representation or warranty contained herein or in any other Loan Document delivered or furnished by Maker in connection therewith is or proves to have been false, misleading, erroneous or breached in any material respect on the date it was made or deemed to have been made; or

(d) Either entity included in the definition of Maker (i) shall execute an assignment for the benefit of creditors or an admission in writing by such entity of such entities’s inability to pay, or its’s failure to pay, debts generally as the debts become due; (ii) shall allow the levy against the Collateral (as defined in the Security Agreement) or any part thereof, of any execution, attachment, sequestration or other writ; (iii) shall allow the appointment of a receiver, trustee or custodian of itself or of the Collateral or any part thereof; (iv) files as a debtor a petition, case, proceeding or other action pursuant to, or voluntarily seeks the benefit or benefits of, any Debtor Relief Law, or takes any action in furtherance thereof; (v) files either a petition, complaint, answer or other instrument which seeks to effect a suspension of, or which has the effect of suspending any of, the rights or powers of Payee granted in this Note or in any of the other Loan Documents; or (vi) allows the filing of a petition, case, proceeding or other action against such entity as a debtor under any Debtor Relief Law or seeks appointment of a receiver, trustee, custodian or liquidator of such entity or of the Collateral, or any part thereof, or of any significant portion of such entity’s other property and (A) such entity admits, acquiesces in or fails to contest diligently the material allegations thereof, (B) the petition, case, proceeding or other action results in the entry of an order for relief or order granting the relief sought against such entity, or (C) the petition, case, proceeding or other action is not permanently dismissed or discharged on or before the earlier of trial thereon or thirty (30) days next following the date of filing.

2.2 Remedies.  Upon the occurrence of an Event of Default, Payee shall have the immediate right, at the sole discretion of Payee and without notice, demand, presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action (ALL OF WHICH MAKER HEREBY EXPRESSLY WAIVES AND RELINQUISHES) (a) to declare the entire unpaid balance of the indebtedness evidenced by this Note (including, without limitation, the outstanding principal balance hereof and all accrued but unpaid interest thereon) at once immediately due and payable (and upon such declaration, the same shall be at once immediately due and payable) and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity, (b) to foreclose any liens and security interests securing payment hereof or thereof (including, without limitation, any liens and security interests granted under the Security Agreement or under the Deed of Trust), and (c) to exercise any of Payee’s other rights, powers, recourses and remedies under this Note, under any other Loan Document, or at law or in equity, and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, singly, successively, or concurrently against Maker or others obligated for the repayment of this Note or any part hereof, or against any one or more of them, or against the Collateral, at the sole discretion of Payee, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Maker that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse, and (iv) are intended to be, and shall be, nonexclusive. All rights and remedies of Payee hereunder and under the other Loan Documents shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to the Collateral or any portion thereof. Without limiting the provisions of Section 3.14 hereof, if this Note, or any part hereof, is collected by or through an attorney-at-law, Maker agrees to pay all reasonable costs and expenses of collection, including, but not limited to, Payee’s reasonable attorneys’ fees, whether or not any legal action shall be instituted to enforce this Note.

ARTICLE III – GENERAL PROVISIONS

3.1No Waiver; Amendment. No failure to accelerate the indebtedness evidenced by this Note by reason of an Event of Default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced by this Note or as a waiver of such right of acceleration or of the right of Payee thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted under this Note, under any of the other Loan Documents or by any applicable laws.  Maker hereby expressly waives and relinquishes the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.  The failure to exercise any remedy available to Payee shall not be deemed to be a waiver of any rights or remedies of Payee under this Note or under any of the other Loan Documents, or at law or in equity. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Payee specifically, unequivocally and expressly agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, or modification is sought.

3.2 WAIVERS.  MAKER AND ANY SURETIES, ENDORSERS AND GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH PRESENTMENT FOR PAYMENT, DEMAND, NOTICE OF NONPAYMENT OR NONPERFORMANCE, PROTEST, NOTICE OF PROTEST, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OR ANY OTHER NOTICES OR ANY OTHER ACTION, INCLUDING FILING OF SUIT AND DILIGENCE IN COLLECTING THIS NOTE OR ENFORCING ANY OF THE SECURITY HEREFOR, AND AGREE TO ANY SUBSTITUTION, EXCHANGE OR RELEASE OF ANY SUCH SECURITY OR THE RELEASE OF ANY PARTY PRIMARILY OR SECONDARILY LIABLE HEREON, AND FURTHER AGREE THAT IT WILL NOT BE NECESSARY FOR ANY HOLDER HEREOF, IN ORDER to enforce payment of this Note by them, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions or postponements of time of payment of this Note on any terms or any other indulgences with respect thereto, without notice thereof to any of them.  MAKER AND ANY SURETIES, ENDORSERS AND GUARANTORS HEREOF SEVERALLY WAIVE AND RELINQUISH, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO THE BENEFITS OF ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, VALUATION, STAY, EXTENSION, REDEMPTION AND APPRAISEMENT

NOW OR HEREAFTER PROVIDED BY THE CONSTITUTION AND LAWS OF THE UNITED STATES OF AMERICA AND OF EACH STATE THEREOF, BOTH AS TO ITSELF AND IN AND TO ALL OF ITS PROPERTY, REAL AND PERSONAL, AGAINST THE ENFORCEMENT AND COLLECTION OF THE OBLIGATIONS EVIDENCED BY THIS NOTE OR BY THE OTHER LOAN DOCUMENTS.

3.3Interest Provisions.  It is the intent of Payee and the Maker in the execution and performance of this Note to remain in strict compliance with laws applicable to the State of Texas from time to time in effect (“Applicable Law”).  In furtherance thereof, Payee and the Maker stipulate and agree that none of the terms and provisions contained in this Note or any document securing or otherwise relating to the Note, shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the maximum rate allowed by law (“Maximum Rate”).  For purposes of this Note “interest” shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, charged, reserved, received or paid under this Note.  The Maker shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate, and the provisions of this paragraph shall control over all other provisions of this Note and of any other instrument pertaining to or securing this Note, which may be in apparent conflict herewith.  If this Note is prepaid or the maturity of this Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under this Note would exceed the Maximum Rate, or in the event Payee or any holder of this Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under this Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Note or the amount of interest which would otherwise be payable under this Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate shall immediately be returned to or credited to the account of the Maker upon such determination.  Payee and the Maker further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Note which are made for the purpose of determining whether such rate or amount exceeds the maximum lawful rate or amount, shall be made, to the extent permitted by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all interest at any time contracted for, charged, taken, reserved or received from the Maker or otherwise by Payee or the holders of this Note.

3.4 Further Assurances and Corrections.  From time to time, at the request of Payee, Maker will (a) promptly correct any defect, error or omission which may be discovered in the contents of this Note or in any other Loan Document or in the execution or acknowledgment thereof; (b) execute, acknowledge, deliver, record and/or file (or cause to be executed, acknowledged, delivered, recorded and/or filed) such further documents and instruments (including, without limitation, further security agreements, financing statements and continuation statements) and perform such further acts and provide such further assurances as may be necessary, desirable, or proper, in Payee’s opinion, (i) to carry out more effectively the purposes of this Note and the Loan Documents and the transactions contemplated hereunder and thereunder, (ii) to confirm the rights created under this Note and the other Loan Documents, (iii) to protect and further the validity, priority and enforceability of this Note and the other Loan Documents and the liens and security interests created thereby, and (iv) to subject to the Loan Documents any property of Maker intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents; and (c) pay all costs in connection with any of the foregoing.

3.5WAIVER OF JURY TRIAL.  MAKER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, INTENTIONALLY, IRREVOCABLY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT

TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF PAYEE OR MAKER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH PAYEE OR MAKER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

3.6Governing Law; Submission to Jurisdiction.  This Note shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of laws.  Maker, for itself and its successors and assigns, hereby irrevocably (a) submits to the exclusive jurisdiction of the state and federal courts in Texas, (b) waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the laying of venue of any litigation arising out of or in connection with this Note or any Loan Document brought in Harris County, Texas, (c) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in such court or that such court is an inconvenient forum, and (d) agrees that any legal proceeding against any party to any of the Loan Documents arising out of or in connection with any of the Loan Documents may be brought in one of the foregoing courts.  Maker hereby agrees that service of process upon Maker may be made by certified or registered mail, return receipt requested, at its address specified herein. Nothing herein shall affect the right of Payee to serve process in any other manner permitted by law or shall limit the right of Payee to bring any action or proceeding against Maker or with respect to any of Maker’s property in courts in other jurisdictions. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Maker acknowledges that these waivers are a material inducement to Payee’s agreement to enter into the agreements and obligations evidenced by the Loan Documents, that Payee has already relied on these waivers and will continue to rely on each of these waivers in related future dealings. The waivers in this Section 3.6 are irrevocable, may not be modified either orally or in writing, and apply to any future renewals, extensions, amendments, modifications, or replacements in respect of any and all of the applicable Loan Documents. In connection with any litigation, this Note may be filed as a written consent to a trial by the court.

3.7 Relationship of the Parties.  Notwithstanding any prior business or personal relationship between Maker and Payee, or any officer, director or employee of Payee, that may exist or have existed, the relationship between Maker and Payee is solely that of debtor and creditor, Payee has no fiduciary or other special relationship with Maker, Maker and Payee are not partners or joint venturers, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Maker and Payee to be other than that of debtor and creditor.

3.8 Payee’s Discretion.  Whenever pursuant to this Note, Payee exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Payee, the decision of Payee to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall be (except as is otherwise specifically and expressly provided herein to the contrary) in the sole discretion of Payee and shall be final and conclusive.

3.9 Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of Maker and Payee and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.  The terms “Maker” and “Payee” as used hereunder shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties, by operation of law or otherwise, and all other persons claiming by, through or under them.

3.10 Time is of the Essence.  Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

3.11 Headings.  The Article and Section headings hereof are inserted for convenience of reference only and shall in no way alter, modify, define, limit, amplify or be used in construing the text, scope or intent of such Articles or Sections or any provisions hereof.

3.12 Notices.  All notices or other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered as properly given if (a) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (b) by delivering same in person to the intended addressee or (c) by delivery to a reputable independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee.  Notice so mailed shall be effective upon its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee.  For purposes of notice, the addresses of the parties shall be as set forth herein; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of five (5) days’ prior notice to the other party in the manner set forth herein.

3.13 Severability.  If any provision of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Note nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

3.14 Costs of Collection.  If any holder of this Note retains an attorney-at-law (whether or not legal proceedings are commenced) in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, or any other Loan Document, including in connection with any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, then Maker agrees to pay to each such holder, in addition to the principal balance hereof and all interest hereon, all reasonable costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.

3.15 Statement of Unpaid Balance.  At any time and from time to time, Maker will furnish promptly, upon the request of Payee, a written statement or affidavit, in form satisfactory to Payee, stating the unpaid balance of the indebtedness evidenced by this Note and the Related Indebtedness and that there are no offsets or defenses against full payment of the indebtedness evidenced by this Note and the Related Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them.

3.16Security.  This Note is secured by (i) the Security Agreement covering certain collateral as more particularly described therein and (ii) the Deed of Trust covering certain lands and premises as more particularly described therein.  The holder of this Note is entitled to the benefits and security provided in the Loan Documents.

3.17Tax Forms.  On the date hereof (and from time to time thereafter upon reasonable request of Maker), Payee shall furnish Maker with an executed copy of Internal Revenue Service Form W-9 certifying that Payee is exempt from U.S. federal backup withholding tax.

3.18  ENTIRE AGREEMENT.  THIS NOTE AND THE OTHER LOAN DOCUMENTS CONTAIN THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND ALL PRIOR

AGREEMENTS, WHETHER WRITTEN OR ORAL, RELATIVE HERETO AND THERETO WHICH ARE NOT CONTAINED HEREIN OR THEREIN ARE SUPERSEDED AND TERMINATED HEREBY, AND THIS NOTE AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note as of the day and year first written above.

DAWSON GEOPHYSICAL COMPANY

By: __________________________________

Name:[name of authorized officer]

Title:[title of authorized officer]

DAWSON OPERATING LLC

By: __________________________________

Name:[name of authorized officer]

Title:[title of authorized officer]

Loan Amortization Schedule